CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-69715) pertaining to the Delco Remy International 401(k) Retirement and Savings Plan of our report dated May 22, 2000 with respect to the financial statements of the Delco Remy International 401(k) Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.



                                      /s/ Ernst & Young LLP


Indianapolis, Indiana
June 28, 2000